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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
   ISHARES NEW YORK MUNI BOND ETF (ISHNY)
   BlackRock National Municipal Fund of Blackrock Municipal Bond Fund, Inc. (BR-NATL)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  06-23-2016

Security Type:                  BND/MUNI

Issuer METROPOLITAN TRANSPORTATION AUTHORITY, TRANSPORTATION REVENUE REFUNDING BONDS, SERIES 2016B

Selling Underwriter             Morgan Stanley & Co. LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Morgan Stanley & Co. LLC, Siebert Brandford
                                Shank & Co., Academy Securities, Stern
                                Brothers & Co., Bank of America Merrill Lynch,
                                Citigroup Global Markets Inc, Goldman,Sachs &
                                Co.,J.P. Morgan Securities LLC, Jefferies LLC,
                                Loop Capital Markets, Ramirez & Co.,Inc.,RBC
                                Capital Markets, Wells Fargo Securities (trade name for Wells Fargo, Bank N.A. Municipal
                                Products Group),Barclays Capital Inc.,
                                BNYMellon Capital Markets, Cabrera Capital
                                Markets,LLC, Drexel Hamilton,LLC,
                                Duncan-Williams,Inc.,Estrada Hinojosa &
                                Company,Fidelity Capital Markets, Janney
                                Montgomery Scott LLC,KeyBanc Capital Markets,
                                M&T Securities,Inc., Mesirow Financial
                                Inc.,Oppenheimer & Co., Piper Jaffray & Co,
                                PNC Capital Markets LLC, Raymond James &
                                Associates,Inc., Rice Financial Products
                                Company, Roosevelt & Cross,Inc., Stifel,
                                Nicolaus & Company,Inc.,TD Securities (USA)
                                LLC,U.S. Bancorp Investments Inc., Williams
                                Capital Group L.P.

TRANSACTION DETAILS

Date of Purchase      06-23-2016

Purchase Price/Share      $123.958 Total Commission, Spread or Profit     0.434%
(PER SHARE / % OF PAR)      (2.38)
                          $123.233
                            (2.45)

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1. Aggregate Principal Amount Purchased (a+b)                      $ 92,750,000
                                                                   ------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)     $ 81,140,000
                                                                   ------------
   b. Other BlackRock Clients                                      $ 11,610,000
                                                                   ------------
2. Aggregate Principal Amount of Offering                          $673,990,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.13761

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LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering.. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering...... [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[_]  Eligible Foreign Offering........ [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

 Completed by:  Dillip Behera                                  Date: 07-01/16
                ------------------------------------
                Global Syndicate Team Member

 Approved by:   Steven DeLaura                                 Date: 07-01/16
                ------------------------------------
                Global Syndicate Team Member

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DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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TERM                             DEFINITION
Eligible Municipal Securities    The securities:

                                 (a) are direct obligations of, or
                                     obligations guaranteed as to principal
                                     or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                 (b) are sufficiently liquid that they can be
                                     sold at or near their carrying value
                                     within a reasonably short period of
                                     time; and

                                 (c) either

                                      (1) are subject to no greater than
                                          moderate credit risk; or

                                      (2) if the issuer of the municipal
                                          securities, or the entity supplying
                                          the revenues or other payments from
                                          which the issue is to be paid, has
                                          been in continuous operation for
                                          less than three years, including
                                          the operation of any predecessors,
                                          the securities are subject to a
                                          minimal or low amount of credit
                                          risk.

                                 Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering      The securities are sold in an offering where

                                 (a) the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                 (b) the securities were sold to persons that
                                     the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     to include qualified institutional
                                     buyers, as defined in Rule 144A
                                     ("QIBs"); and

                                 (c) the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering   The security is issued or guaranteed as to
                                 principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.